As filed with the Securities and Exchange Commission on March 23, 2010

Registration Statement No. 333-41556

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT

NO. 2

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZUNICOM, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-2408297 (I.R.S. employer identification number)

4315 West Lovers Lane
Dallas, Texas 75209
(214) 352-8674
(Address of principal executive offices)

1995 Incentive Stock Option Plan
1999 Stock Option Plan
2000 Incentive Stock Option Plan
(Full title of the plans)

William Tan, Chairman and CEO
Zunicom, Inc.
4315 West Lovers Lane
Dallas, Texas 75209
(214) 352-8674
 (Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Howard L. Weinreich, Esq.
Morse, Zelnick, Rose & Lander LLP
405 Park Avenue, Suite 1401
New York, New York 10022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☒

Item 9.  Undertakings

Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 2 to the registration statement (File No. 333-41556) terminates the registration statement and withdraws from registration all securities registered thereunder which have not been sold.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Matawan, New Jersey, on March 23, 2010.

ZUNICOM, INC.

By:          John C. Rudy
         John C. Rudy
         Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, as amended, the following persons have signed this Post-Effective Amendment No. 2 to this Registration Statement in the capacities indicated on the date set forth above.

Signature	Title

*/s/ William Tan	Chairman, Chief Executive Officer, President and Director
William Tan	(principal executive officer)

/s/ John C. Rudy	Chief Financial Officer and Director
John C. Rudy	(principal financial officer)

/s/ Ian Edmonds	Director
Ian Edmonds

/s/ Ian Edmonds
* By: Ian Edmonds, Attorney in fact